Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

FOR

EXOPACK HOLDING CORP.

This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept Exopack Holding Corp.’s (the “Company”) offer (the “Exchange Offer”) to exchange registered 10% Notes due 2018 (the “New Notes”) for its outstanding 10% Senior Notes due 2018 that have not been registered under the Securities Act of 1933, as amended, (the “Old Notes”), if (a) certificates representing the Old Notes are not immediately available, (b) the procedures for book-entry transfer cannot be completed prior to the Expiration Date (as defined below), or (c) time will not permit the Old Notes and all other required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by any other “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each such institution being referred to as an “Eligible Institution”) by mail or hand delivery or transmitted, via facsimile, telegram or telex to the Exchange Agent as set forth below.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2011, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

TO:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., EXCHANGE AGENT

By Mail, By Hand or Overnight Delivery:	By Facsimile for Eligible Institutions:
The Bank of New York Mellon Trust Company, N.A. c/o The Bank of New York Mellon Corporate Trust Operations—Reorganization Unit 101 Barclay Street, Floor 7E New York, N.Y. 10286 Attn: William Buckley	(212) 298-1915 For Information, Call: (212) 815-5788

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TRANSMISSION OR TELEX, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The undersigned hereby submit(s) to the Company, upon the terms and subject to the conditions set forth in the Company’s Prospectus dated                    , 2011 and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the heading “The Exchange Offer—Procedure for Tendering Old Notes” and “—Guaranteed Delivery Procedures.”

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:	Address(es):

Name(s) of Registered Holder(s):	Area Code and Telephone No.:

If Old Notes will be delivered by book-entry transfer, check box below:

☐ The Depository Trust Company

Principal Amount of Old Notes Submitted:	Account No.:

Certificate No(s). of Old Notes (if available):

Date:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as their name(s) appear(s) on the certificates representing such Old Notes or on a security position listing as the owner(s) of the Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

Do not send Old Notes with this form. Old Notes should be sent to the Exchange Agent, together with a properly completed and validly executed Letter of Transmittal. For Old Notes tendered electronically, in lieu of delivering a physical, written Letter of Transmittal, an agent’s message from The Depository Trust Company, stating that the tendering participant agrees to be bound by the Letter of Transmittal shall be sufficient.

GUARANTEE

(Not to be Used for Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or another “Eligible Guarantor Institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Old Notes submitted hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at a Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Prospectus under the heading “The Exchange Offer—Procedure for Tendering Old Notes” and “—Book-Entry Transfer”), and all other required documents will be deposited by the undersigned with the Exchange Agent at its address set forth above.

Name of Firm:	Authorized Signature:

Address:	Name:

Title:

Area Code and Telephone No.:

Date:

DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.